Exhibit 15(d)


                  THE TRAVELERS FUND ABD FOR VARIABLE ANNUITIES

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS:


         That I, KATHLEEN A. PRESTON of South Windsor, Connecticut, a Director of The Travelers Insurance Company (hereafter the "Company"), do hereby make, constitute and appoint ERNEST J. WRIGHT, Secretary of said Company, and KATHLEEN
A. McGAH, Assistant Secretary of said Company, or either one of them acting alone, my true and lawful attorney-in-fact, for me, and in my name, place and stead, to sign registration statements on behalf of said Company on Form N-4 or other appropriate form under the Securities Act of 1933 and the Investment Company Act of 1940 for The Travelers Fund ABD for Variable Annuities, a separate account of the Company dedicated specifically to the funding of variable annuity contracts to be offered by said Company, and further, to sign any and all amendments thereto, including post-effective amendments, that may be filed by the Company on behalf of said registrant.

         IN WITNESS WHEREOF, I have hereunto set my hand this 25th day of March, 2002.



                                    /s/ Kathleen A. Preston
                                    -----------------------
                                    Director
                                    The Travelers Insurance Company